Exhibit 99.1

NEWS RELEASE

Media Contact

Drew Prairie

512-602-4425

drew.prairie@amd.com

Investor Contact

Ruth Cotter

408-749-3887

ruth.cotter@amd.com

AMD Reports Third Quarter Results

•	AMD revenue $1.69 billion, 7 percent sequential increase and 4 percent increase year-over-year

•	Net income $97 million, earnings per share $0.13, operating income $138 million

•	Non-GAAP[1] net income $110 million, earnings per share $0.15, operating income $146 million

•	Gross margin 45 percent

•	More than 60 percent sequential increase in mobile Accelerated Processor Unit (APU) shipments drives record mobile microprocessor revenue and unit shipments

SUNNYVALE, Calif. – Oct. 27, 2011 – AMD (NYSE:AMD) today announced revenue for the third quarter of 2011 of $1.69 billion, net income of $97 million, or $0.13 per share, and operating income of $138 million. The company reported non-GAAP net income of $110 million, or $0.15 per share, and non-GAAP operating income of $146 million.

“Strong adoption of AMD APUs drove a 35 percent sequential revenue increase in our mobile business,” said Rory Read, AMD president and CEO. “Despite supply constraints, we saw double digit revenue and unit shipment growth in emerging markets like China and India as well as overall notebook share gains in retail at mainstream price points. Through disciplined execution and continued innovation we will look to accelerate our growth and refine our focus on lower power, emerging markets, and the cloud.”

GAAP Financial Results2

	Q3-11	Q2-11	Q3-10
Revenue	$1.69B	$1.57B	$1.62B
Operating income	$138M	$105M	$128M
Net income (loss) / Earnings (loss) per share	$97M/$0.13	$61M/$0.08	$(118)M/$(0.17)

Non-GAAP Financial Results1

	Q3-11	Q2-11	Q3-10
Revenue	$1.69B	$1.57B	$1.62B
Operating income	$146M	$114M	$144M
Net income / Earnings per share	$110M/$0.15	$70M/$0.09	$108M/$0.15

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Quarterly Summary

•	Gross margin was 45 percent.

•	Cash, cash equivalents and marketable securities balance, including long-term marketable securities, was $1.86 billion at the end of the quarter.

•

Computing Solutions segment revenue increased 6 percent sequentially and 5 percent year-over-year. Sequentially, higher mobile and server microprocessor revenues were partially offset by lower desktop revenue. The year-over-year increase was primarily driven by higher mobile processor and chipset revenue.

•	Operating income was $149 million, compared with $142 million in Q2 11 and $164 million in Q3 10.

•	Microprocessor ASP increased sequentially and decreased year-over-year.

•

Leading notebook manufacturers including Acer, ASUS, Dell, HP, Lenovo, Samsung and Toshiba continued to increase global availability of their notebook platforms based on the AMD A-Series APUs, bringing brilliant HD graphics and up to 10.5 hours of battery life[3] to users worldwide.

•	Acer, ASUS, HP, Lenovo, MSI, Samsung, Sony and Toshiba also introduced ultraportable notebooks with improved performance and battery life based on the updated AMD C- and E-Series APUs.

•	AMD introduced the first processors based on the next-generation x86 “Bulldozer” architecture.

•

AMD launched the AMD FX series of desktop processors, including the first-ever eight-core desktop processor that enables extreme multi-display gaming, mega-tasking and HD content creation. The 8-core AMD FX desktop processor also set the Guinness World Record for ‘Highest Frequency of a Computer Processor’.[4]

•

The next-generation AMD Opteron™ processor codenamed “Interlagos” began shipping in the quarter and has been integrated into a significant number of new or upgraded supercomputer installations including the High Performance Computing Center Stuttgart, the UK’s National Academic Supercomputer Service, the Swiss National Supercomputing Center and the Department of Energy’s (DOE) Oak Ridge National Laboratory (ORNL) “Titan,” which is expected to be one of the world’s fastest supercomputers.

•

AMD announced two advances in its work with the software community to promote development of applications that take full advantage of the computing power found in APUs and discrete graphics processor units (GPUs).

•	AMD announced an AMD Fusion Fund investment in BlueStacks, whose software enables Android applications to run on Windows®-based devices.

•

AMD software partner MotionDSP announced that it has optimized the industry-leading Ikena real-time video reconstruction software for OpenCL™, to enable a 60 percent improvement on AMD FirePro™ professional graphics.

•

Graphics segment revenue increased 10 percent sequentially and 4 percent year-over-year. The sequential increase was driven primarily by seasonality in the add-in-board market. The year-over-year increase was primarily driven by increased discrete mobile graphics revenue.

•	Operating income was $12 million, compared with operating loss of $7 million in Q2 11 and operating income of $1 million in Q3 10.

•	GPU ASP increased sequentially and year-over-year.

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•	AMD demonstrated the industry’s first 28 nanometer mobile GPU. AMD’s next-generation family of high-performance graphics cards is expected to ship for revenue later this year.

•

AMD launched the AMD Radeon™ HD 6990M GPU, the world’s fastest mobile graphics product[5] with support for DirectX®11 gaming, AMD Eyefinity Technology multi-monitor configurations driving up to six monitors, and AMD App Acceleration that enhances the performance of a growing number of games as well as multimedia and productivity applications.

•	AMD expanded the company’s professional graphics solutions to the real-time professional video and broadcast graphics market with the launch of AMD FirePro™ SDI-Link.

Current Outlook

AMD’s outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

AMD expects revenue to increase 3 percent, plus or minus 2 percent, sequentially for the fourth quarter of 2011.

For additional detail regarding AMD’s results and outlook please see the CFO commentary posted at quarterlyearnings.amd.com.

AMD Teleconference

AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its third quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its Web site at AMD. The webcast will be available for 10 days after the conference call.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income1

(Millions except per share amounts)	Q3-11		Q2-11		Q3-10
GAAP net income (loss) / Earnings (loss) per share	$97	$0.13	$61	$0.08	$(118)	$(0.17)
Equity income (loss) and dilution gain in investee, net	—	—	—	—	(186)	(0.25)
Non-GAAP net income excluding GLOBALFOUNDRIES related items	97	0.13	61	0.08	68	0.09
Amortization of acquired intangible assets	(8)	(0.01)	(9)	(0.01)	(16)	(0.02)
Loss on debt repurchase	(5)	(0.01)	—	—	(24)	(0.03)
Non-GAAP net income / Earnings per share	$110	$0.15	$70	$0.09	$108	$0.15

Reconciliation of GAAP to Non-GAAP Operating Income1

(Millions)	Q3-11	Q2-11	Q3-10
GAAP operating income	$138	$105	$128
Amortization of acquired intangible assets	(8)	(9)	(16)
Non-GAAP operating income	$146	$114	$144

About AMD

AMD (NYSE: AMD) is a semiconductor design innovator leading the next era of vivid digital experiences with its groundbreaking AMD Fusion Accelerated Processing Units (APUs) that power a wide range of computing devices. AMD’s server computing products are focused

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on driving industry-leading cloud computing and virtualization environments. AMD’s superior graphics technologies are found in a variety of solutions ranging from game consoles, PCs to supercomputers. For more information, visit http://www.amd.com.

Cautionary Statement

This release contains forward-looking statements concerning AMD, its fourth quarter 2011 revenue, demand for its products, supply of products from GLOBALFOUNDRIES, growth opportunities in low power, emerging markets and the cloud, and the timing of future product releases, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities targeting the company’s business will prevent attainment of the company’s current plans; the company will be unable to develop, launch and ramp new products and technologies in the volumes and mix required by the market and at mature yields on a timely basis; GLOBALFOUNDRIES will be unable to manufacture the company’s products on a timely basis in sufficient quantities and using competitive technologies; the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products or will under-utilize its commitment with respect to GLOBALFOUNDRIES’ microprocessor manufacturing facilities; the company will be unable to transition its products to advanced manufacturing process technologies in a timely and effective way; global business and economic conditions will not continue to improve or will worsen resulting in lower than currently expected demand; demand for computers and consumer electronics products and, in turn, demand for the company’s products will be lower than currently expected; customers stop buying the company’s products or materially reduce their demand for its products; the company will require additional funding and may not be able to raise funds on favorable terms or at all; there will be unexpected variations in market growth and demand for the company’s products and technologies in light of the product mix that it may have available at any particular time or a decline in demand; and the company will be unable to maintain the level of investment in research and development that is required to remain competitive. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended July 2, 2011.

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AMD, the AMD Arrow logo, AMD Opteron, AMD Radeon, and combinations thereof, and are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

1 In this press release, in addition to GAAP financial results, the Company has provided non-GAAP financial measures, including for non-GAAP net income excluding GLOBALFOUNDRIES related items, non-GAAP net income, non-GAAP operating income and non-GAAP earnings per share. These non-GAAP financial measures reflect certain adjustments as presented in the tables in this press release. The Company also provided Adjusted EBITDA and non-GAAP Adjusted free cash flow as supplemental measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this press release. The Company is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because the Company believes it assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables. Refer to corresponding tables at the end of this press release for additional AMD data.

2 For the year 2010, the Company accounted for its investment in GLOBALFOUNDRIES under the equity method of accounting. Starting in the first quarter of 2011, the Company started accounting for its investment in GLOBALFOUNDRIES under the cost method of accounting.

3 Testing conducted by AMD performance labs using a 2011 Sabine Reference Design “Torpedo” showed 628 minutes (10:28 hrs) using Windows Idle as a “Resting” metric. “Active” battery life using FutureMark® 3DMark™06 as workload test showed 218 minutes (2:58 hrs). Battery life calculations are based on using a 6 cell Li-Ion 62.16Whr battery pack at 98% utilization. AMD defines “all-day” battery life as a score of 8+ hours.

4 Testing conducted in AMD performance labs using liquid helium. Final frequency obtained was 8.429GHx on August 31, 2011. AMD’s product warranty does not cover damages caused by overclocking, even when overclocking is enabled via AMD hardware or software.

5In tests conducted in AMD performance labs at 1920x1080, simulating mobile performance with a down-clocked desktop test system the AMD Radeon™ HD 6990M-based system was measured to be faster than the Nvidia GeForce 580M in the following benchmarks: Dragon Age 2 at 4AA/16AF (23.69% faster), Total War: Shogun 2 at 2xAA/16xAF (10.36% faster), Aliens vs. Predator at 2xAA/8xAF (13.19% faster), Batman: Arkham Asylum at 4xAA/16xAF (16.85% faster), ET: Quake Wars at 8xAA/16xAF (25.82% faster), Just Cause 2 at 0xAA/2xAF (14.22% faster), Left 4 Dead 2 at 0xAA/0xAF (8.30% faster), Metro2033 at AAA/4xAF (11.40% faster), The Chronicles of Riddick: Assault on Dark Athena at 4xAA/8xAF (15.32% faster), Wolfenstein MP at 8xAA/16xAF (16.59% faster). Tests conducted with the following configuration: Asus M4A89GTD PRO/USB3, AMD Phenom™ II X4 965 (2.4GHz), 4GB (2GBX2GB), DDR3 system memory, Microsoft® Windows® 7 64-bit Ultimate operating system. Drivers: AMD Catalyst 8.861 RC1, NVIDIA Driver 275.33 WHQL.

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ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions except per share amounts and percentages)

	Quarter Ended			Nine Months Ended
	Oct. 1, 2011	Jul. 2, 2011	Sep. 25, 2010	Oct. 1, 2011	Sep. 25, 2010
Net revenue	$1,690	$1,574	$1,618	$4,877	$4,845
Cost of sales	934	854	879	2,710	2,627

Gross margin	756	720	739	2,167	2,218
Gross margin %	45%	46%	46%	44%	46%
Research and development	361	367	359	1,095	1,053
Marketing, general and administrative	249	239	236	749	684
Amortization of acquired intangible assets	8	9	16	26	50
Restructuring reversals	—	—	—	—	(4)

Operating income	138	105	128	297	435
Interest income	3	2	3	8	9
Interest expense	(42)	(47)	(56)	(137)	(160)
Other income (expense), net	(7)	4	(6)	8	297

Income before equity income (loss) and dilution gain in investee and income taxes	92	64	69	176	581
Provision (benefit) for income taxes	(5)	3	1	—	(4)
Equity income (loss) and dilution gain in investee, net	—	—	(186)	492	(489)

Net income (loss)	$97	$61	$(118)	$668	$96

Net income (loss) per share
Basic	$0.13	$0.08	$(0.17)	$0.92	$0.13
Diluted	$0.13	$0.08	$(0.17)	$0.90	$0.13

Shares used in per share calculation
Basic	729	724	713	725	710
Diluted	741	743	713	742	732

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Millions)

	Oct. 1, 2011	Jul. 2, 2011	Dec. 25, 2010
Assets
Current assets:
Cash, cash equivalents and marketable securities	$1,807	$1,861	$1,789
Accounts receivable, net	908	759	968
Inventories, net	540	642	632
Prepaid expenses and other current assets	157	176	205

Total current assets	3,412	3,438	3,594
Long-term marketable securities	50	—	—
Property, plant and equipment, net	697	686	700
Investment in GLOBALFOUNDRIES	486	486	—
Acquisition related intangible assets, net	11	19	37
Goodwill	323	323	323
Other assets	257	272	310

Total Assets	$5,236	$5,224	$4,964

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$467	$455	$376
Accounts payable to GLOBALFOUNDRIES	151	117	205
Accrued liabilities	590	575	698
Deferred income on shipments to distributors	131	132	143
Other short-term obligations	—	—	229
Current portion of long-term debt and capital lease obligations	489	4	4
Other current liabilities	27	29	19

Total current liabilities	1,855	1,312	1,674
Long-term debt and capital lease obligations, less current portion	1,571	2,195	2,188
Other long-term liabilities	66	76	82
Accumulated loss in excess of investment in GLOBALFOUNDRIES	—	—	7
Stockholders’ equity:
Capital stock:
Common stock, par value	7	7	7
Additional paid-in capital	6,652	6,637	6,575
Treasury stock, at cost	(107)	(106)	(102)
Accumulated deficit	(4,800)	(4,897)	(5,468)
Accumulated other comprehensive income (loss)	(8)	—	1

Total stockholders’ equity	1,744	1,641	1,013

Total Liabilities and Stockholders’ Equity	$5,236	$5,224	$4,964

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Millions)

	Quarter Ended	Nine Months Ended
	Oct. 1, 2011	Oct. 1, 2011
Cash flows from operating activities:
Net income	$97	$668
Adjustments to reconcile net income to net cash provided by operating activities:
Equity income and dilution gain in investee	—	(492)
Depreciation and amortization	79	247
Compensation recognized under employee stock plans	22	69
Non-cash interest expense	5	16
Other	(5)	4
Changes in operating assets and liabilities:
Accounts receivable	(150)	(337)
Inventories	102	92
Prepaid expenses and other current assets	6	42
Other assets	(4)	(3)
Accounts payable to GLOBALFOUNDRIES	34	(54)
Accounts payable, accrued liabilities and other	3	(57)

Net cash provided by operating activities	$189	$195

Cash flows from investing activities:
Purchases of property, plant and equipment	(58)	(163)
Proceeds from sale of property, plant and equipment	16	16
Purchases of available-for-sale securities	(509)	(1,461)
Proceeds from sale and maturity of available-for-sale securities	585	1,415
Other	—	(17)

Net cash provided by (used in) investing activities	$34	$(210)

Cash flows from financing activities:
Proceeds from borrowings, net of issuance cost	—	170
Net proceeds from foreign grants	—	10
Proceeds from issuance of AMD common stock	2	17
Repayments of debt and capital lease obligations	(153)	(158)
Other	(1)	(5)

Net cash provided by (used in) financing activities	$(152)	$34

Net increase in cash and cash equivalents	71	19

Cash and cash equivalents at beginning of period	$554	$606

Cash and cash equivalents at end of period	$625	$625

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA

(Millions except headcount)

	Quarter Ended			Nine Months Ended
Segment and Category Information	Oct. 1, 2011	Jul. 2, 2011	Sep. 25, 2010	Oct. 1, 2011	Sep. 25, 2010
Computing Solutions (1)
Net revenue	$1,286	$1,207	$1,226	$3,693	$3,598
Operating income	$149	$142	$164	$391	$438
Graphics (2)
Net revenue	403	367	390	1,183	1,239
Operating income (loss)	12	(7)	1	24	81
All Other (3)
Net revenue	1	—	2	1	8
Operating loss	(23)	(30)	(37)	(118)	(84)
Total
Net revenue	$1,690	$1,574	$1,618	$4,877	$4,845
Operating income	$138	$105	$128	$297	$435

Other Data

Depreciation and amortization
(excluding amortization of acquired intangible assets)	$71	$71	$79	$221	$244
Capital additions	$58	$67	$31	$163	$110
Adjusted EBITDA (4)	$239	$205	$245	$642	$790
Cash, cash equivalents and marketable securities (5)	$1,857	$1,861	$1,726	$1,857	$1,726
Adjusted free cash flow (6)	$131	$143	$91	$428	$344
Total assets	$5,236	$5,224	$4,595	$5,236	$4,595
Long-term debt and capital lease obligations, including current portion	$2,060	$2,199	$2,188	$2,060	$2,188
Headcount	12,019	11,599	11,021	12,019	11,021

See footnotes on the next page

(1)	Computing Solutions segment includes microprocessors, chipsets and embedded processors.
(2)	Graphics segment includes graphics, video and multimedia products developed for use in desktop and notebook computers, including home media PCs, professional workstations and servers and also includes revenue received in connection with the development and sale of game console systems that incorporate the Company’s graphics technology.
(3)	All Other category includes certain operating expenses and credits that are not allocated to the operating segments. Also included in this category are amortization of acquired intangible assets and restructuring charges. It also includes the results of the Handheld business unit because the operating results of this business unit were not material.
(4)	AMD reconciliation of GAAP operating income to Adjusted EBITDA*

	Quarter Ended			Nine Months Ended
	Oct. 1, 2011	Jul. 2, 2011	Sep. 25, 2010	Oct. 1, 2011	Sep. 25, 2010
GAAP operating income	$138	$105	$128	$297	$435
Payments to GLOBALFOUNDRIES	—	—	—	24	—
Legal settlement	—	—	—	5	—
Depreciation and amortization	71	71	79	221	244
Employee stock-based compensation expense	22	20	22	69	65
Amortization of acquired intangible assets	8	9	16	26	50
Restructuring reversals	—	—	—	—	(4)

Adjusted EBITDA	$239	$205	$245	$642	$790

(5)	Cash, cash equivalents and marketable securities also include the long-term portion of marketable securities of $50 million.
(6)	Non-GAAP adjusted free cash flow reconciliation**

	Quarter Ended			Nine Months Ended
	Oct. 1, 2011	Jul. 2, 2011	Sep. 25, 2010	Oct. 1, 2011	Sep. 25, 2010
GAAP net cash provided by (used in) operating activities	$189	$174	$(124)	$195	$(199)
Non-GAAP adjustment	—	36	246	396	653

Non-GAAP net cash provided by operating activities	189	210	122	591	454
Purchases of property, plant and equipment	(58)	(67)	(31)	(163)	(110)

Non-GAAP adjusted free cash flow	$131	$143	$91	$428	$344

*	The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting operating income (loss) for depreciation and amortization, employee stock-based compensation expense and amortization of acquired intangible assets. In addition, for the nine months ended October 1, 2011, the Company also included an adjustment related to a payment to GF and adjustments related to a legal settlement with a third party, and for the nine months ended September 25, 2010, the Company included an adjustment for certain restructuring reversals. The Company calculates and communicates Adjusted EBITDA in the financial schedules because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.
**	Starting in the first quarter of 2010, the Company also presents non-GAAP adjusted free cash flow in the earnings release as a supplemental measure of its performance. In 2008 and 2009, the Company and certain of its subsidiaries (collectively, the “AMD Parties”) entered into supplier agreements with IBM Credit LLC and certain of its subsidiaries (collectively, the “IBM Parties”). Pursuant to these supplier agreements, the AMD Parties sold to the IBM Parties invoices of selected distributor customers. Because the Company does not recognize revenue until its distributors sell its products to their customers, under GAAP, the Company classified funds received from the IBM Parties as debt on the balance sheet. Moreover, for cash flow purposes, these funds were classified as cash flows from financing activities. When a distributor paid the applicable IBM Party, the Company reduced the distributor’s accounts receivable and the corresponding debt resulting in a non-cash accounting entry. Because the Company did not receive the cash from the distributor to reduce the accounts receivable, the distributor’s payment was never reflected in the Company’s cash flows from operating activities. Non-GAAP adjusted free cash flow for the Company was determined by adding the distributors’ payments to the IBM Parties to GAAP net cash provided by (used in) operating activities. This amount was then further adjusted by subtracting capital expenditures. Generally, under GAAP, the reduction in accounts receivable is assumed to be a source of operating cash flows. Therefore, the Company believes that treating the payments from its distributor customers to the IBM Parties as if the Company actually received the cash from the distributor and then used that cash to pay down the debt is more reflective of the economic substance of the transaction. On February 11, 2011, the Company terminated its supplier agreements with IBM Parties. As a result, during the third quarter of 2011, there were no outstanding invoices related to the financing arrangement with the IBM Parties, and the Company did not make any adjustments for distributor payments to the IBM Parties to its GAAP net cash provided by (used in) operating activities when calculating non-GAAP adjusted free cash flow. The Company calculates and communicates non-GAAP adjusted free cash flow in the financial schedules because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP adjusted free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP adjusted free cash flow as an alternative to GAAP liquidity measures of cash flows from operating or financing activities. The Company has provided reconciliations within the press release and financial schedules of these non-GAAP financial measures to the most directly comparable GAAP financial measures.